Calculation of Filing Fee Tables
S-8
Yatra Online, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2016 Stock Option and Incentive Plan Ordinary Shares, $0.0001 par value per share	Other	13,468,129	$ 0.86	$ 11,582,590.94	0.0001381	$ 1,599.56
Total Offering Amounts:						$ 11,582,590.94		$ 1,599.56
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,599.56
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares, $0.0001 par value per share (the "Ordinary Shares"), of Yatra Online, Inc. (the "Registrant") which become issuable under the Registrant's 2016 Stock Option and Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares. Represents automatic increases to the number of Ordinary Shares reserved for future issuance under the Plan on January 1, 2018, 2019, 2020, 2021, 2022, 2023, 2024, 2025 and 2026 pursuant to an "evergreen" provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increase on January 1 of each year, by an amount equal to the lesser of: (i) 3% of the outstanding Ordinary Shares on the immediately preceding December 31 or (ii) such amount as determined by the Administrator (as defined in the Plan). Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $0.86, the average of the high and low sales prices of the Ordinary Shares as reported on the Nasdaq Capital Market on July 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources